UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 17, 2022

Northwest Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34582	27-0950358
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio		43219
(Address of Principal Executive Offices)		(Zip Code)

(814) 726-2140
 (Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, 0.01 Par Value	NWBI	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
   ☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 17, 2022, Louis J. Torchio, age 60, was appointed President and Chief Executive Officer of Northwest Bancshares, Inc. (the “Company”) and its wholly owned subsidiary, Northwest Bank, effective immediately.  On August 17, 2022, Mr. Torchio was also appointed as a director of each of the Company and Northwest Bank.  Mr. Torchio has been employed by Northwest Bank since 2018 and previously served as Senior Executive Vice President of Retail Lending of the Company and Northwest Bank.  Mr. Torchio has 31 years of experience in the banking industry. Prior to joining the Company and Northwest Bank, Mr. Torchio held the position of Senior Vice President of Residential and Consumer Lending at Delaware County Bank for two years.  Additionally, Mr. Torchio has held various senior leadership and executive committee positions at large regional and community banks.  In connection with his promotion to President and Chief Executive Officer of the Company and Northwest Bank, Mr. Torchio has entered into an updated employment agreement with the Company and Northwest Bank.  Under the employment agreement, Mr. Torchio’s base salary will increase to $800,000.

Also, effective immediately, William W. Harvey, Jr., who had been serving as interim President and Chief Executive Officer since the passing of Ronald J. Seiffert on May 24, 2022, will become the Company’s and Northwest Bank’s Chief Operating Officer.  In addition, Mr. Harvey will continue in the role of Chief Financial Officer of the Company and the Bank.  On August 17, 2022, Mr. Harvey was also appointed as a director of each of the Company and Northwest Bank, effective immediately.  Mr. Harvey has been employed by the Company and Northwest Bank since 1996.  Prior to his assuming the position of interim President and Chief Executive Officer, Mr.  Harvey had served for 20 years as Chief Financial Officer.  In connection with his increased responsibilities as Chief Operating Officer and Chief Financial Officer, Mr. Harvey has entered into an updated employment agreement. Under the employment agreement, Mr. Harvey’s base salary will increase to $700,000.

Copies of each of Mr. Torchio’s and Mr. Harvey’s employment agreements with the Company and Northwest Bank are included as exhibits hereto.

A description of the additional compensation arrangements between the Company, the Bank and each of Mr. Torchio and Mr. Harvey can be found in the Definitive Proxy Statement for the Company’s 2022 Annual Meeting of Stockholders, filed with the U.S. Securities and Exchange Commission on March 10, 2022.

Neither Mr. Torchio nor Mr. Harvey is a party to any transaction with the Company or Northwest Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 8.01 Other Events

On August 18, 2022, the Company issued a press release announcing the appointment of Messrs. Torchio and Harvey.  A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between Northwest Bank, Northwest Bancshares, Inc. and Louis J. Torchio, dated August 17, 2022

10.2	Employment Agreement by and between Northwest Bank, Northwest Bancshares, Inc. and William W. Harvey, Jr., dated August 17, 2022

99.1	Press Release dated August 18, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHWEST BANCSHARES, INC.

Date: August 18, 2022	By:	/s/ Jeffrey J. Maddigan
Jeffrey J. Maddigan
Executive Vice President, Finance, Accounting and Corporate Treasurer